Exhibit 3.1

_________________ 2022

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ORTHO CLINICAL DIAGNOSTICS HOLDINGS LIMITED

Company Number 13084624

(Adopted by special resolution passed on

__________2022)

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44.20.7710.1000

www.lw.com

36.	TRANSMITTEES BOUND BY PRIOR NOTICES	13
37.	PROCEDURE FOR DECLARING DIVIDENDS	13
38.	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS	14
39.	NO INTEREST ON DISTRIBUTIONS	14
40.	UNCLAIMED DISTRIBUTIONS	15
41.	NON-CASH DISTRIBUTIONS	15
42.	WAIVER OF DISTRIBUTIONS	15
43.	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS	16
44.	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS	16
45.	QUORUM FOR GENERAL MEETINGS	17
46.	CHAIRING GENERAL MEETINGS	17
47.	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-MEMBERS	17
48.	ADJOURNMENT	17
49.	VOTING: GENERAL	18
50.	ERRORS AND DISPUTES	18
51.	POLL VOTES	18
52.	CONTENT OF PROXY NOTICES	19
53.	DELIVERY OF PROXY NOTICES	20
54.	AMENDMENTS TO RESOLUTIONS	20
55.	MEANS OF COMMUNICATION TO BE USED	20
56.	COMPANY SEALS	21
57.	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS	21
58.	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS	22
59.	INDEMNITY	22
60.	INSURANCE	22
61.	SCHEME OF ARRANGEMENT	23

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

ORTHO CLINICAL DIAGNOSTICS HOLDINGS LIMITED

Company Number 13084624

(the “Company”)

Adopted by special resolution passed on _________________ 2022

INTERPRETATION AND LIMITATION OF LIABILITY

1.	DISAPPLICATION OF MODEL ARTICLES

The model articles of association for private companies limited by shares contained in Schedule 1 of The Companies (Model Articles) Regulations 2008 (SI 2009/3229) shall not apply to the Company.

2.	DEFINITIONS AND INTERPRETATION

2.1	In these Articles, unless the context otherwise requires:

“Articles” means the Company’s articles of association for the time being in force;

“bankruptcy” includes individual insolvency proceedings (and, in relation to a corporate person, includes corporate insolvency proceedings) in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy (or, in relation to corporate persons, insolvency, liquidation or winding up);

“business day” means a day (other than a Saturday or Sunday) on which banks in the City of London are open for ordinary banking business;

“capitalised sum” has the meaning given in Article 43.1(b);

“chairman” has the meaning given in Article 14;

“chairman of the meeting” has the meaning given in Article 46;

“Companies Acts” means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company;

“director” means a director for the time being of the Company, and includes any person occupying the position of director, by whatever name called;

“distribution recipient” has the meaning given in Article 38.2;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic form” has the meaning given in section 1168 of the Companies Act 2006;

“eligible director” has the meaning given in Article 10.3;

“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;

“hard copy form” has the meaning given in section 1168 of the Companies Act 2006;

“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

“instrument” means a document in hard copy form;

“member” means a person who is the holder of a share;

“ordinary resolution” has the meaning given in section 282 of the Companies Act 2006;

“paid” means paid or credited as paid;

“participate”, in relation to a directors’ meeting, has the meaning given in Article 12.1;

“persons entitled” has the meaning given in Article 43.1(b);

“proxy notice” has the meaning given in Article 52.1;

“shares” means shares in the Company;

“special resolution” has the meaning given in section 283 of the Companies Act 2006;

“subsidiary” has the meaning given in section 1159 of the Companies Act 2006;

“Topco” means QuidelOrtho Corporation, formerly known as Coronado Topco, Inc.;

“Topco Group” means Topco and each of its direct and indirect subsidiaries from time to time;

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law; and

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

2.2	In the Articles, unless the context otherwise requires:

(a)	terms used shall, unless otherwise defined herein, bear the meaning ascribed to them in the Companies Act 2006 as in force on the date when the Articles became binding on the Company;

(b)	a reference to an Article is a reference to the relevant article of these Articles unless expressly provided otherwise;

(c)	a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of:

(i)	any subordinate legislation from time to time made under it; and

(ii)	any amendment or re-amendment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts;

(d)	references to the singular include the plural and vice versa and references that are gender neutral or gender specific include each gender and no gender;

(e)

references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(f)

references to “sterling”, “pounds sterling” or “£” are references to the lawful currency from time to time of the United Kingdom and any references to “dollars” or “$” are references to the lawful currency from time to time of the United States of America;

(g)	references to times of the day are to London time unless otherwise stated;

(h)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and

(i)

general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation.

2.3	The headings and sub-headings in the Articles are inserted for convenience only and shall not affect the construction of the Articles.

3.	LIABILITY OF MEMBERS

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

4.	DIRECTORS’ GENERAL AUTHORITY

Subject to the Articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

5.	COMPANY NAME

The directors may resolve in accordance with Article 9 to change the Company’s name.

6.	MEMBERS’ RESERVE POWER

6.1	The members may, by special resolution, direct the directors to take, or refrain from taking, specified action.

6.2	No such special resolution invalidates anything which the directors have done before the passing of the resolution.

7.	DIRECTORS MAY DELEGATE

7.1	Subject to the Articles, the directors may delegate any of the powers which are conferred on them under the Articles:

(a)	to such person or committee;

(b)	by such means (including by power of attorney);

(c)	to such an extent;

(d)	in relation to such matters or territories; and

(e)	on such terms and conditions,

as they think fit.

7.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

7.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

8.	COMMITTEES

8.1

Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the Articles which govern the taking of decisions by directors.

8.2	The directors may make rules of procedure for all or any committees, which prevail over rules derived from the Articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

9.	DIRECTORS TO TAKE DECISIONS COLLECTIVELY

9.1	The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with Article 10.

9.2	If:

(a)	the Company only has one director for the time being; and

(b)	no provision of the Articles requires it to have more than one director,

the general rule does not apply, and the director may (for so long as he remains the sole director) take decisions without regard to any of the provisions of the Articles relating to directors’ decision-making.

10.	UNANIMOUS DECISIONS

10.1	A decision of the directors is taken in accordance with this Article 10 when all eligible directors indicate to each other by any means that they share a common view on a matter.

10.2

Such a decision may take the form of a resolution in writing, signed by each eligible director (whether or not each signs the same document) or to which each eligible director has otherwise indicated agreement in writing.

10.3

References in these Articles to an “eligible director” means a director who would have been entitled to vote on the relevant matter had it been proposed as a resolution at a directors’ meeting and whose vote would have been counted in respect of such matter.

10.4	A decision may not be taken in accordance with this Article 10 if the eligible directors would not have formed a quorum at such a meeting.

11.	CALLING A DIRECTORS’ MEETING

11.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the company secretary (if any) to give such notice.

11.2	Notice of any directors’ meeting must indicate:

(a)	its proposed date and time;

(b)	where it is to take place; and

(c)	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

11.3	Subject to Article 11.4, notice of a directors’ meeting must be given to each director whether or not he is absent from the United Kingdom, but need not be in writing.

11.4

Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company prior to or not more than seven days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

12.	PARTICIPATION IN DIRECTORS’ MEETINGS

12.1	Subject to the Articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(a)	the meeting has been called and takes place in accordance with the Articles; and

(b)	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

12.2	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

12.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

13.	QUORUM FOR DIRECTORS’ MEETINGS

13.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

13.2	Subject to Article 13.3 and save in the case where there is only one director in office, the quorum for the transaction of business at a meeting of the directors is any two eligible directors.

13.3

For the purposes of any meeting (or part of a meeting) held pursuant to Article 17 to authorise a director’s conflict of interest, where there is only one director in office who is not party to the relevant conflict, the quorum for such meeting (or part of a meeting) shall be one eligible director.

13.4	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a)	to appoint further directors; or

(b)	to call a general meeting so as to enable the members to appoint further directors.

14.	CHAIRING OF DIRECTORS’ MEETINGS

14.1	The directors may appoint a director to chair their meetings. The person so appointed for the time being is known as the chairman.

14.2	The directors may terminate the chairman’s appointment at any time.

14.3

If the chairman is not participating in a directors’ meeting within ten minutes after the time at which it was to start, or if no director has been appointed chairman, the participating directors must appoint one of themselves to chair it.

15.	CASTING VOTE

15.1	Subject to Article 15.2 if the numbers of votes for and against a proposal at a meeting of directors are equal, the chairman or other director chairing the meeting has a casting vote.

15.2

The chairman or other director chairing a meeting (or part of a meeting) shall not have a casting vote if, in accordance with the Articles, the chairman, or other director, is not an eligible director for the purposes of that meeting (or part of a meeting).

16.	DIRECTORS’ INTERESTS

16.1

A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company shall declare the nature and extent of his interest to the other directors before the Company enters into the transaction or arrangement.

16.2

A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company shall declare the nature and extent of his interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared under Article 16.1.

16.3	Any declaration required by Article 16.1 may (but need not) be made, and any declaration required by Article 16.2 must be made, either:

(a)	at a directors’ meeting;

(b)	by notice in writing in accordance with section 184 of the Companies Act 2006; or

(c)	by general notice in accordance with section 185 of the Companies Act 2006.

16.4	If a declaration made under Article 16.1 or 16.2 proves to be, or becomes, inaccurate or incomplete, a further declaration must be made under Article 16.1 or 16.2, as appropriate.

16.5	A director need not declare an interest under Article 16.1 or 16.2:

(a)	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);

(c)

if, or to the extent that, it concerns terms of his service contract that have been or are to be considered by a directors’ meeting or by a committee of the directors appointed for the purpose under these Articles or any agreement between the members; or

(d)

if the director is not aware of his interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he ought reasonably to be aware).

16.6

Subject to the provisions of the Companies Act 2006 and provided that he has declared the nature and extent of any direct or indirect interest of his in accordance with Article 16.1 or 16.2, a director notwithstanding his office:

(a)	may be a party to, or otherwise be interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)

shall be entitled to vote at a meeting of directors (or of a committee of the directors) or participate in any unanimous decision, in respect of such existing or proposed transaction or arrangement in which he is interested (and shall be an eligible director for these purposes);

(c)

may act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the directors may decide; and

(d)

may be a director or other officer of, or employed or engaged by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested.

17.	CONFLICTS OF INTEREST

17.1

A director, notwithstanding his office, may at the time of his appointment or subsequently be a director or other officer of, employed by, or otherwise interested (including by the holding of shares) in, any subsidiary of the Company, any holding company of the Company, or any subsidiary of a holding company of the Company, from time to time, and no further authorisation under Article 17.2 or 17.3 shall be necessary in respect of such interest.

17.2

The directors may authorise any matter proposed to them which would, if not so authorised, involve a breach of duty by a director under section 175 of the Companies Act 2006 (and such authorisation may be given on such terms as the directors think fit and may be varied or terminated at any time), provided that any authorisation given under this Article 17.2 shall be effective only if:

(a)

any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and

(b)	the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.

17.3

Alternatively and without prejudice to the remainder of these Articles or the Companies Act 2006, the Company may authorise (specifically or generally) any matter proposed to it which would, if not so authorised, involve a breach of duty by a director under section 175 of the Companies Act 2006. Such authorisation shall be effected:

(a)	with the consent in writing of the holders of a majority in nominal value of the issued ordinary share capital for the time being of the Company; or

(b)	by an ordinary resolution.

17.4

A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. In particular the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act 2006 if he:

(a)	fails to disclose any such information to the directors or to any director or other officer or employee of, or consultant to, the Company; or

(b)	does not use or apply any such information in performing his duties as a director of the Company.

However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article 17.4 applies only if the existence of that relationship has been authorised pursuant to Article 17.1, or authorised by the directors pursuant to Article 17.2, or authorised by the members pursuant to Article 17.3 (and, in each case, subject to the terms upon which such authorisation was given).

17.5

Where the existence of a director’s relationship with another person has been authorised pursuant to Article 17.1, or authorised by the directors pursuant to Article 17.2, or authorised by the members pursuant to Article 17.3, and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Companies Act 2006 if, at his discretion or at the request or direction of the directors or any committee of the directors, he:

(a)

absents himself from a directors’ meeting (or a committee thereof) at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed, or from the discussion of any such matter at a directors’ meeting or otherwise; or

(b)

makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by or on behalf of the Company or for such documents and information to be received and read by a professional adviser on his behalf, for so long as he reasonably believes such conflict of interest (or possible conflict of interest) subsists.

17.6	The provisions of Articles 17.4 and 17.5 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles or any agreement between the members; or

(b)

attending meetings or discussions or receiving documents and information as referred to in Article 17.5, in circumstances where such attendance or receipt would otherwise be required under these Articles or any agreement between the members.

17.7

A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office, employment or engagement or from any transaction or arrangement or from any interest in any body corporate:

(a)

the acceptance, entry into or existence of which is authorised pursuant to Article 17.1, or authorised by the directors pursuant to Article 17.2, or authorised by the members pursuant to Article 17.3 (in each case, subject to the terms upon which such authorisation was given); or

(b)	which he is permitted to hold or enter into pursuant to Article 16.6 or otherwise pursuant to these Articles or any agreement between the members,

and no such transaction, arrangement or interest shall be liable to be avoided on the ground of any such remuneration or other benefit, nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Companies Act 2006.

18.	RECORDS OF DECISIONS TO BE KEPT

The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

19.	DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to the Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

20.	NUMBER OF DIRECTORS

Unless otherwise determined by ordinary resolution, the number of directors shall not be subject to any maximum, but shall not be less than one.

21.	METHODS OF APPOINTING DIRECTORS

21.1	Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(a)	by ordinary resolution;

(b)	by a decision of the directors; or

(c)	by a member or members, holding the whole or a majority in nominal value of the issued ordinary share capital for the time being of the Company, in accordance with Article 23.

21.2

In any case where, as a result of death or bankruptcy, the Company has no members and no directors, the transmittee of the last member to have died or to have a bankruptcy order made against him has the right, by notice in writing, to appoint a person who is willing to act and is permitted to do so, to be a director.

21.3	For the purposes of Article 21.2, where two or more members die in circumstances rendering it uncertain who was the last to die, a younger member is deemed to have survived an older member.

22.	TERMINATION OF DIRECTOR’S APPOINTMENT

22.1	A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	notification is received by the Company from that person that he is resigning from office, and such resignation has taken effect in accordance with its terms;

(f)	that person is convicted of a criminal offence (other than a motoring offence not resulting in disqualification) and the directors resolve that his office be vacated; or

(g)

he is removed from office by a member or members, holding the whole or a majority in nominal value of the issued ordinary share capital for the time being of the Company, in accordance with Article 23.

23.	APPOINTMENT AND REMOVAL BY SOLE OR MAJORITY MEMBER

A member or members holding the whole or a majority in nominal value of the issued ordinary share capital for the time being in the Company shall have power from time to time and at any time to appoint any person as a director or directors either as an additional director or to fill any vacancy and to remove from office any director howsoever appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members making the same, or in the case of a member being a body corporate signed by one of its directors or other officers on its behalf, and shall take effect upon lodgement at the registered office of the Company or such later date as may be specified in the instrument.

24.	DIRECTORS’ REMUNERATION

24.1	Directors may undertake any services for the Company that the directors decide.

24.2	Directors are entitled to such remuneration as the directors determine:

(a)	for their services to the Company as directors; and

(b)	for any other service which they undertake for the Company.

24.3	Subject to the Articles, a director’s remuneration may:

(a)	take any form; and

(b)	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

24.4	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

24.5

Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of the Company’s subsidiary undertakings or of the Company’s parent undertakings from time to time or of any other body corporate in which the Company or any such parent undertaking is interested.

25.	DIRECTORS’ EXPENSES

25.1	The Company may pay any reasonable expenses which the directors and the company secretary (if any) properly incur in connection with their attendance at:

(a)	meetings of directors or committees of directors;

(b)	general meetings; or

(c)	separate meetings of the holders of any class of shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

26.	COMPANY SECRETARY

The directors may appoint any person who is willing to act as the company secretary for such term, at such remuneration, and upon such conditions as they may think fit and from time to time remove such person and, if the directors so decide, appoint a replacement, in each case by a decision of the directors.

SHARES AND DISTRIBUTIONS

SHARES

27.	ALL SHARES TO BE FULLY PAID

27.1

No share (other than shares taken on the formation of the company by the subscribers to the company’s memorandum) may be issued for less than the aggregate of its nominal value and any premium to be paid to the company in consideration for its issue.

28.	POWER TO ALLOT SHARES

28.1

The directors shall not, without the prior written consent of a member or members holding the whole or a majority in nominal value of the issued ordinary share capital for the time being of the Company, exercise any power of the Company to allot shares or other securities in, or to grant rights to subscribe for, or convert into, shares or other securities of, the Company to any person other than to a member holding the whole or a majority in nominal value of the issued ordinary share capital for the time being of the Company. The powers of the directors under section 550 of the Companies Act 2006 are limited accordingly.

29.	POWERS TO ISSUE DIFFERENT CLASSES OF SHARE

29.1	Subject to the Articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

29.2

The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

30.	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

31.	SHARE CERTIFICATES

31.1	The Company must issue each member, free of charge, with one or more certificates in respect of the shares which that member holds.

31.2	Every certificate must specify:

(a)	in respect of how many shares, of what class, it is issued;

(b)	the nominal value of those shares;

(c)	that the shares are fully paid up; and

(d)	any distinguishing numbers assigned to them.

31.3	No certificate may be issued in respect of shares of more than one class.

31.4	If more than one person holds a share, only one certificate may be issued in respect of it.

31.5	Certificates must:

(a)	have affixed to them the Company’s common seal; or

(b)	be otherwise executed in accordance with the Companies Acts.

32.	REPLACEMENT SHARE CERTIFICATES

32.1	If a certificate issued in respect of a member’s shares is:

(a)	damaged or defaced; or

(b)	said to be lost, stolen or destroyed,

that member is entitled to be issued with a replacement certificate in respect of the same shares.

32.2	A member exercising the right to be issued with such a replacement certificate:

(a)	may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b)	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

33.	SHARE TRANSFERS

33.1	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, executed by or on behalf of the transferor.

33.2	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

33.3	The Company may retain any instrument of transfer which is registered.

33.4	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

34.	TRANSMISSION OF SHARES

34.1	If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.

34.2	A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

(a)	may, subject to the Articles, choose either to become the holder of those shares or to have them transferred to another person; and

(b)	subject to the Articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

34.3

Subject to Article 21.2, transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

35.	EXERCISE OF TRANSMITTEES’ RIGHTS

35.1	Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.

35.2	If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

35.3

Any transfer made or executed under this Article 35 is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

36.	TRANSMITTEES BOUND BY PRIOR NOTICES

If a notice is given to a member in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the member before the transmittee’s name has been entered in the register of members.

DIVIDENDS AND OTHER DISTRIBUTIONS

37.	PROCEDURE FOR DECLARING DIVIDENDS

37.1	The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

37.2	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

37.3	No dividend may be declared or paid unless it is in accordance with members’ respective rights.

37.4

Unless the members’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

37.5

If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

37.6	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

37.7

If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

38.	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

38.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b)

sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c)	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d)	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

38.2	In the Articles, the “distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)	the holder of the share;

(b)	if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c)	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

39.	NO INTEREST ON DISTRIBUTIONS

39.1	The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)	the terms on which the share was issued; or

(b)	the provisions of another agreement between the holder of that share and the Company.

40.	UNCLAIMED DISTRIBUTIONS

40.1	All dividends or other sums which are:

(a)	payable in respect of shares; and

(b)	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

40.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

40.3	If:

(a)	twelve years have passed from the date on which a dividend or other sum became due for payment; and

(b)	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

41.	NON-CASH DISTRIBUTIONS

41.1

Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including shares or other securities in any company).

41.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)	fixing the value of any assets;

(b)	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)	vesting any assets in trustees.

42.	WAIVER OF DISTRIBUTIONS

42.1	Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(a)	the share has more than one holder; or

(b)	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

43.	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

43.1	Subject to the Articles, the directors may, if they are so authorised by an ordinary resolution:

(a)

decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account or capital redemption reserve; and

(b)

appropriate any sum which they so decide to capitalise (“capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (“persons entitled”) and in the same proportions.

43.2	Capitalised sums must be applied:

(a)	on behalf of the persons entitled; and

(b)	in the same proportions as a dividend would have been distributed to them.

43.3

Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

43.4

A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

43.5	Subject to the Articles the directors may:

(a)	apply capitalised sums in accordance with Articles 43.3 and 43.4 partly in one way and partly in another;

(b)

make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article 43 (including the issuing of fractional certificates or the making of cash payments); and

(c)

authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article 43.

DECISION-MAKING BY MEMBERS

ORGANISATION OF GENERAL MEETINGS

44.	ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

44.1

A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

44.2	A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

44.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

44.4	In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

44.5

Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

45.	QUORUM FOR GENERAL MEETINGS

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

46.	CHAIRING GENERAL MEETINGS

46.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

46.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)	the directors present; or

(b)	(if no directors are present), the meeting,

must appoint a director or member to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

46.3	The person chairing a meeting in accordance with this Article 46 is referred to as the “chairman of the meeting”.

47.	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-MEMBERS

47.1	Directors may attend and speak at general meetings, whether or not they are members.

47.2	The chairman of the meeting may permit other persons who are not:

(a)	members; or

(b)	otherwise entitled to exercise the rights of members in relation to general meetings,

to attend and speak at a general meeting.

48.	ADJOURNMENT

48.1

If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

48.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(a)	the meeting consents to an adjournment; or

(b)

it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

48.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

48.4	When adjourning a general meeting, the chairman of the meeting must:

(a)	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(b)	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

48.5

If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least seven clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)	to the same persons to whom notice of the Company’s general meetings is required to be given; and

(b)	containing the same information which such notice is required to contain.

48.6	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

49.	VOTING: GENERAL

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the Articles.

50.	ERRORS AND DISPUTES

50.1

No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

50.2	Any such objection must be referred to the chairman of the meeting, whose decision is final.

51.	POLL VOTES

51.1	A poll on a resolution may be demanded:

(a)	in advance of the general meeting where it is to be put to the vote; or

(b)	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

51.2	A poll on a resolution may be demanded by:

(a)	the chairman of the meeting;

(b)	the directors;

(c)	two or more persons having the right to vote on the resolution; or

(d)	a person or persons representing not less than one tenth of the total voting rights of all the members having the right to vote on the resolution.

51.3	A demand for a poll may be withdrawn if:

(a)	the poll has not yet been taken; and

(b)	the chairman of the meeting consents to the withdrawal.

A demand so withdrawn shall not invalidate the result of a show of hands declared before the demand was made.

51.4	Polls must be taken immediately and in such manner as the chairman of the meeting directs.

52.	CONTENT OF PROXY NOTICES

52.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

(a)	states the name and address of the member appointing the proxy;

(b)	identifies the person appointed to be that member’s proxy and the general meeting in relation to which that person is appointed;

(c)	is signed by or on behalf of the member appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)

is delivered to the Company in accordance with the Articles and any instructions contained in the notice of the general meeting to which they relate not less than 48 hours before the time appointed for holding the meeting at which the right to vote is to be exercised and in accordance with any instructions contained in the notice of the general meeting to which they relate, and a proxy notice which is not delivered in such manner shall be invalid unless the directors in their absolute discretion at any time before the start of the meeting otherwise determine.

52.2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

52.3

Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions and the proxy is obliged to vote or abstain from voting in accordance with the specified instructions. However, the Company is not obliged to check whether a proxy votes or abstains from voting as he has been instructed and shall incur no liability for failing to do so. Failure by a proxy to vote or abstain from voting as instructed at a meeting shall not invalidate proceedings at that meeting.

52.4	Unless a proxy notice indicates otherwise, it must be treated as:

(a)	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b)	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

53.	DELIVERY OF PROXY NOTICES

53.1

A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

53.2	An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

53.3	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

53.4	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

54.	AMENDMENTS TO RESOLUTIONS

54.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)

notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

54.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

54.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

ADMINISTRATIVE ARRANGEMENTS

55.	MEANS OF COMMUNICATION TO BE USED

55.1

Subject to the Articles, anything sent or supplied by or to the Company under the Articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of the Companies Act 2006 to be sent or supplied by or to the Company.

55.2	Any notice, document or other information shall be deemed served on or delivered to the intended recipient:

(a)

if properly addressed and sent by prepaid United Kingdom first class post to an address in the United Kingdom, 48 hours after it was posted (or five business days after posting either to an address outside the United Kingdom or from outside the United Kingdom to an address within the United Kingdom if (in each case) sent by reputable international overnight courier addressed to the intended recipient, provided that delivery in at least five business days was guaranteed at the time of sending and the sending party receives a confirmation of delivery from the courier service provider);

(b)	if properly addressed and delivered by hand, when it was given or left at the appropriate address;

(c)	if properly addressed and sent or supplied by electronic means, one hour after the document or information was sent or supplied; and

(d)

if sent or supplied by means of a website, when the material is first made available on the website or (if later) when the recipient receives (or is deemed to have received) notice of the fact that the material is available on the website.

For the purposes of this Article 55, no account shall be taken of any part of a day that is not a business day.

55.3

In proving that any notice, document or other information was properly addressed, it shall be sufficient to show that the notice, document or other information was delivered to an address permitted for the purpose by the Companies Act 2006.

55.4

Subject to the Articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

55.5

A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

56.	COMPANY SEALS

56.1	Any common seal may only be used by the authority of the directors.

56.2	The directors may decide by what means and in what form any common seal is to be used.

56.3

Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

56.4	For the purposes of this Article 56, an authorised person is:

(a)	any director of the Company;

(b)	the company secretary (if any); or

(c)	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

57.	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a member.

58.	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

DIRECTORS’ INDEMNITY AND INSURANCE

59.	INDEMNITY

59.1	Subject to Article 59.2, but without prejudice to any indemnity to which a relevant officer is otherwise entitled:

(a)	each relevant officer shall be indemnified out of the Company’s assets against all costs, charges, losses, expenses and liabilities incurred by him as a relevant officer:

(i)	in the actual or purported execution and/or discharge of his duties, or in relation to them; and

(ii)	in relation to the Company’s (or any associated company’s) activities as trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006),

including (in each case) any liability incurred by him in defending any civil or criminal proceedings, or regulatory investigation or action, in which judgment is given in his favour or in which he is acquitted or the proceedings are, or the investigation or action is, otherwise disposed of without any finding or admission of any material breach of duty on his part or in connection with any application in which the court grants him, in his capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company’s (or any associated company’s) affairs; and

(b)

the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by him in connection with any proceedings, investigation, action or application referred to in Article 59.1(a) and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

59.2	This Article 59 does not authorise any indemnity to the extent it would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

59.3	In this Article 59:

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(b)

a “relevant officer” means any director or other officer or former director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Companies Act 2006).

60.	INSURANCE

60.1	The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.

60.2	In this Article 60:

(a)

a “relevant officer” means any director or other officer or former director or other officer of the Company or an associated company (including any such company which is a trustee of an occupational pension scheme as defined by section 235(6) of the Companies Act 2006);

(b)

a “relevant loss” means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company; and

(c)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.

61.	SCHEME OF ARRANGEMENT

61.1

In this Article 61, references to the “Scheme” are to the scheme of arrangement between the Company and the holders of Scheme Shares (as defined in the Scheme) dated 11 April 2022 (with or subject to any modification, addition or condition approved or imposed by the High Court of England and Wales and agreed by the Company and Topco) under Part 26 of the Companies Act 2006 and terms defined in the Scheme shall have the same meanings in this Article.

61.2

Notwithstanding any other provisions in these Articles or the terms of any resolution, whether ordinary or special, passed by the Company in general meeting, if the Company issues any shares other than to any member of the Topco Group or its nominee(s) on or after the date of the adoption of this Article and prior to the Scheme Record Time (as defined in the Scheme) such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares (as defined in the Scheme) for the purposes thereof) and the original or any subsequent holder or holders of such shares shall be bound by the Scheme accordingly.

61.3

Notwithstanding any other provision of these Articles, if any shares are issued to, or transferred or held by, any person or his nominee other than Topco or its nominee(s) (a “New Member”) at or after the Scheme Record Time (as defined in the Scheme), such shares (the “Post-Scheme Shares”), provided that the Scheme has become effective, shall be issued or transferred on terms that they shall, on the Effective Date (as defined in the Scheme) or, if later, on issue or transfer, be immediately transferred to Topco or its nominee(s) (which shall be obliged to acquire all of those Post-Scheme Shares) in consideration for and conditional on, the allotment and issue or transfer to the New Member of such number of Topco Shares (as defined in the Scheme) (“Consideration Shares”) and the payment of a cash amount (and the payment in cash in respect of fractional entitlements, as described in Article 61.6) (together the “Relevant Consideration”) as that New Member would have been entitled to for those Post-Scheme Shares had they been Scheme Shares (as defined in the Scheme) under the Scheme, provided that if, in respect of any New Member who is resident, located or has a registered address in a jurisdiction outside the United Kingdom or the United States or whom Topco reasonably believes to be a citizen, resident or national of a jurisdiction outside the United Kingdom or the United States, Topco is advised that the law of a country outside the United Kingdom and the United States: (i) precludes the allotment, issue and/or delivery to that New Member of Consideration Shares; or (ii) precludes the matters referred to in (i) except after compliance by the Company or Topco (as the case may be) with any governmental or other consent or any registration, filing or other formality with which the Company and/or Topco is unable to comply or compliance with which the Company and/or Topco (as the case may be) regards as unduly onerous, then Topco may, in its sole discretion, either: (A) determine that such Consideration Shares shall not be allotted, issued and delivered to such New Member, but shall instead be allotted, issued and delivered to a person appointed by Topco for such New Member on terms that such person shall, as soon as practicable following the allotment and issue of such

Consideration Shares, sell the Consideration Shares so issued; or (B) determine that such Consideration Shares shall not be allotted, issued and delivered to such New Member, but instead a cash amount equal to the value of the Consideration Shares shall be paid to the New Member as soon as practicable, save that any fractional cash entitlements shall be rounded down to the nearest penny. In the event that the Consideration Shares are to be sold pursuant to (A), the Company shall appoint a person to act, and who shall be authorised, as attorney or agent for the New Member pursuant to this article and such person shall be authorised on behalf of such New Member to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member and to give such instructions and to do all other things which he or she may consider necessary or expedient in connection with such sale. The net proceeds of such sale (after deduction of all expenses and commissions incurred in connection with the sale) shall be paid to the persons entitled thereto in due proportion as soon as practicable following such sale, save that any fractional cash entitlements shall be rounded down to the nearest penny.

61.4

The Consideration Shares allotted and issued or transferred to a New Member pursuant to Article 61.3 shall be credited as fully paid and shall rank pari passu in all respects with the Topco Shares in issue at that time (other than as regards any dividends or other distributions payable by reference to a record date preceding the date of allotment or transfer). The allotment, issue or transfer of the Consideration Shares shall constitute a complete discharge to Topco (or its nominee (as applicable) and Company in respect of their obligations.

61.5

On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation), the Relevant Consideration shall be adjusted by the directors in such manner as the auditors of the Company or an independent investment bank selected by the Company (whichever in their absolute discretion the directors may elect) may determine to be fair and reasonable to the New Member reflecting such reorganisation or alteration. References in this Article to Consideration Shares shall, following such adjustment, be construed accordingly.

61.6

No fraction of a Consideration Share shall be allotted, issued or transferred to any New Member pursuant to this Article. Any fraction of a Consideration Share to which a New Member would otherwise have become entitled shall be aggregated with the fractional entitlements of any other New Members whose shares are being transferred under this article on the same date and the maximum number of Consideration Shares resulting therefrom (rounded down to the nearest whole number of Consideration Shares) shall be allotted and issued to a person appointed by Topco to hold such Consideration Shares on behalf of the relevant holders of Scheme Share. Topco shall procure that such Consideration Shares are sold in the market as soon as practicable after the Combination becomes Effective or, if later, their allotment and issue, and the net proceeds of sale (after deduction of all expenses and commissions incurred in connection with the sale) shall be distributed in due proportions to the persons entitled thereto (rounded down to the nearest penny).

61.7

To give effect to any transfer of Post-Scheme Shares required by this Article, the Company may hereby appoint any person as appointee or agent of the New Member to execute and deliver a form of transfer on behalf of the New Member in favour of Topco (or, if applicable, its nominee(s)) and to do all such things and execute and deliver such documents as may, in the opinion of the appointee or agent, be necessary or desirable to vest such Post-Scheme Shares in Topco (or its nominee(s), if applicable) including without limitation giving good receipt for the consideration for the Post-Scheme Shares. Pending the registration of Topco (or its nominee(s), if applicable) as the holder of any Post-Scheme Shares to be transferred pursuant to this Article, each New Member hereby irrevocably appoints Topco as its appointee and/or agent and/or otherwise to exercise on its behalf (in place of and to the exclusion of the relevant New Member) any voting rights attached to the Post-Scheme Shares and any or all rights and privileges attaching to the Post-Scheme Shares, to sign any consent to short notice of any general or separate class meeting of the Company and on the New Member’s behalf to execute a form of proxy in respect of its Post-Scheme Shares appointing any person nominated by Topco (or its nominee(s), if applicable) to attend general and separate class meetings of the Company and authorises the Company to send to Topco and/or its nominee(s) any notice, circular, warrant or other document or communication which may be required to be sent to them as a member of the Company, such that from the Effective Date (as defined in the Scheme), no New Member shall be entitled to exercise any voting rights attached to the Post-Scheme Shares or any other rights or privileges attaching to the Post-Scheme Shares. The Company shall not be obliged to issue a certificate to the New Member for any Post-Scheme Shares.

61.8

Notwithstanding any other provision of these Articles, neither the Company nor the directors shall register the transfer of any Scheme Shares effected between the Scheme Record Time (as defined in the Scheme) and the date on which the Scheme becomes effective, other than to Topco or its nominee(s) pursuant to the Scheme.

61.9	If the Scheme shall not have become effective by the applicable date referred to in (or otherwise set in accordance with) clause 9.2 of the Scheme, this Article 61 shall cease to be of any effect.